UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2023 (February 12, 2023)

AVAYA HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Mt. Kemble Avenue Morristown, New Jersey	07960
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

2605 Meridian Parkway, Suite 200

Durham, North Carolina 27713

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On February 14, 2023, Avaya Holdings Corp. (the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with (a) members of ad hoc groups of lenders and noteholders (collectively, the “Consenting Stakeholders”) under (i) the Term Loan Credit Agreement, dated as of December 15, 2017 (as amended by Amendment No. 1, dated as of June 18, 2018, Amendment No. 2, dated as of September 25, 2020, Amendment No. 3, dated as of February 24, 2021, Amendment No. 4 dated as of July 12, 2022, and as further amended from time to time, the “Term Loan Credit Agreement”), by and among the Company, Avaya Inc. (“OpCo”), Goldman Sachs Bank USA, as administrative agent and collateral agent, the subsidiary guarantors party thereto and each lender from time to time party thereto, (ii) OpCo’s 8.00% Exchangeable Senior Secured Notes due 2027 (the “Exchangeable Notes”), and (iii) OpCo’s 6.125% Senior First Lien Notes due 2028 (the “Secured Notes”) and (b) RingCentral, Inc. (“RingCentral”). In the aggregate, the Consenting Stakeholders hold over 90 percent of the Company Parties’ first lien debt. Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA attached as an exhibit to this report.

The RSA contemplates a restructuring process pursuant to a prepackaged joint plan of reorganization (the “Plan”) that is intended to establish a financially sustainable operating company with a more appropriate capital structure. The contemplated restructuring process includes (i) the commencement by certain of the Company Parties of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), (ii) certain of the Consenting Stakeholders and/or their affiliates providing, on a committed basis, the debtor-in-possession financing facilities (described below under “Debtor-in-Possession Commitment Letters”) that will convert into exit financing facilities upon the Company Parties’ emergence from the Chapter 11 Cases, (iii) a fully backstopped $150.0 million debt rights offering (the “Rights Offering”) offered to holders of First Lien Claims (exclusive of B-3 Escrow Claims) to fund Exit Term Loans and receive their pro rata share of common stock of the reorganized Company in an amount equal what would have been issued if the Rights Offering were an offering of such common stock, subject to a specified discount and implied equity valuation, (iv) repayment of Escrow Cash to the B-3 Term Loan Lenders, and (v) entry into the Renegotiated RingCentral Contracts, each on the terms set forth in the RSA. The Plan and the related disclosure statement (the “Disclosure Statement”) were each filed with the Bankruptcy Court on February 14, 2023. As contemplated by the RSA, on such date, the Company also commenced the Rights Offering and the solicitation of votes for the Plan by causing the Plan, the Disclosure Statement and ballots to be distributed to lenders under that Term Loan Credit Agreement and beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Exchangeable Notes and the Secured Notes that are “accredited investors” and/or non U.S. persons.

The RSA requires the achievement of the following milestones, among others, certain of which may be extended under certain circumstances: (i) commencement of the Chapter 11 Cases no later than February 14, 2023; (ii) entry of the Interim DIP Order no later than three days after the Petition Date; (iii) the Escrow Payment shall occur no later than the date when the Interim DIP Order is entered by the Bankruptcy Court, which milestone can only be extended or waived by the Required PW Ad Hoc Group Members; (iv) entry of the order provisionally approving the adequacy of the Disclosure Statement, in form and substance acceptable to the Company Parties and the Required Consenting Stakeholders, no later than three days after the Petition Date; (v) entry of the Final DIP Order no later than 45 days after the Petition Date; (vi) entry of the order approving the adequacy of the Disclosure Statement, on a final basis, in form and substance acceptable to the Company Parties and the Required Consenting Stakeholders, no later than 60 days after the Petition Date; (vii) entry of the Confirmation Order, in form and substance acceptable to the Company Parties and the Required Consenting Stakeholders, no later than 60 days after the Petition Date; (viii) substantial consummation of the Plan no later than 90 days after the Petition Date; and (ix) occurrence of the Outside Date 180 days after the Petition Date. The implementation of the Plan pursuant to the RSA does not contemplate any recovery for holders of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The RSA also provides that the RSA may be terminated by the Required Consenting Stakeholders (or by (a) the Required PW Ad Hoc Group Members as to the PW Ad Hoc Group, (b) the Required Akin Ad Hoc Group Members as to the Akin Ad Hoc Group, (c) an individual Consenting Stakeholder as to itself only), (d) RingCentral (as to itself only), or (e) the Company Parties upon the occurrence of certain specified events set forth therein. In particular, the Company Parties may terminate the RSA in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with outside counsel, (i) that proceeding with any of the transactions described therein would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal.

Although the Company Parties intend to pursue the restructuring contemplated by the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA or at all.

The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.01.

Debtor-in-Possession Commitment Letters

On February 14, 2023, prior to commencement of the Chapter 11 Cases, the Company Parties entered into (a) a commitment letter (together with all exhibits and schedules thereto, the “DIP ABL Commitment Letter”) with certain of the Consenting Stakeholders and/or their affiliates (the “DIP ABL Commitment Parties”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time), the DIP ABL Commitment Parties committed to provide the Company Parties with a superpriority secured asset-based debtor in possession lending facility in an aggregate principal amount of $128 million (the “DIP ABL Loans,” and such facility, the “DIP ABL Facility”) and (b) a commitment letter (together with all exhibits and schedules thereto, the “DIP Term Loan Commitment Letter” and together with the DIP ABL Commitment Letter, the “Commitment Letters”) with certain of the Consenting Stakeholders and/or their affiliates (the “DIP Term Loan Commitment Parties”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time), the DIP Term Loan Commitment Parties committed to provide the Company Parties with a priming super priority senior secured debtor in possession facility in the form of term loans in an aggregate principal amount of $500 million (the “DIP Term Loans,” and such facility, the “DIP Term Loan Facility,” and together with the DIP ABL Facility, the “DIP Facilities”).

The DIP Facilities are expected to include conditions precedent, representations and warranties, affirmative and negative covenants, and events of default customary for financings of this type and size. The proceeds of all or a portion of the proposed DIP Facilities may be used by the Debtors (as defined in the Commitment Letters) to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases, (ii) make payments in respect of certain “adequate protection” obligations, (iii) fund working capital needs and expenditures of the Company Parties, in all cases subject to the terms of the credit agreements governing the DIP Facilities (together, the “DIP Documents”) and applicable orders of the Bankruptcy Court (as defined below), and (iv) repay in full and terminate the Prepetition ABL Credit Agreement (as defined below). At this time, the Company has only sought approval of the DIP Term Loan Facility and intends to file another motion seeking approval of the DIP ABL Facility at a later date. The Company Parties intend to use cash on hand and cash from the results of operations to fund the working capital needs of the business prior to the entry of the order approving the DIP ABL Facility. Upon satisfaction of certain conditions, including the effectiveness of the Plan, the DIP ABL Facility will convert into a senior secured exit asset-based lending facility (the “Exit ABL Facility”) and the DIP Term Loans will convert on a dollar-for-dollar basis into term loans (the “Exit Term Loans”) under a senior secured exit term loan facility (the “Exit Term Loan Facility” and, together with the Exit ABL Facility, the “Exit Facilities”), respectively. The terms and conditions of the Exit Facilities are reflected in exit facilities term sheets attached as exhibits to the RSA (the “Exit Facilities Term Sheets”). Upon satisfaction of certain conditions set forth in the Exit Facilities Term Sheets and consummation of the Plan, the Exit Facilities will include (a) the Exit Term Loan Facility, which will provide approximately $800 million in post-emergence financing, including (i) $500 million in principal amount of Exit Term Loans converted, on a dollar-for-dollar basis, from the DIP Term Loans; (ii) $150 million in principal amount of Exit Term Loans distributed as part of the Plan distribution and (iii) $150 million in principal amount of Exit Term Loans funded through the Rights Offering and the backstop thereof and (b) the Exit ABL Facility in the form of a first lien asset-based debtor in possession lending facility in an aggregate principal amount of $128 million, as applicable.

Backstop Commitment Agreement

On February 14, 2023, the Company Parties entered into a Backstop Commitment Agreement (the “BCA”) with the Commitment Parties (as defined in the BCA). Pursuant to the BCA, the Commitment Parties have agreed to grant the Company Parties an option (the “Put Option”) to require each such Commitment Party to fund (or cause any of its Related Purchasers (as defined in the BCA) to fund) Exit Term Loans on the Closing Date (as defined in the BCA), subject to the terms and conditions of the BCA. Upon the exercise of the Put Option, each Commitment Party has agreed, severally and neither jointly nor jointly and severally, to fund, and the Company Parties have agreed to issue to such Commitment Party (or Related Purchaser), on the Closing Date, the principal amount of Exit Term Loans set forth on such Commitment Party’s Funding Notice (as defined in the BCA). In connection with the funding of the Exit Term Loans pursuant to the BCA, the Commitment Parties will receive shares of common stock of the reorganized Company in an amount equivalent to the number of shares they would have received for funding that amount of Exit Term Loans in the Rights Offering. Amounts funded in the Rights Offering and pursuant to the BCA effectively reduce, dollar-for-dollar, the amount of Exit Term Loans that subscribing parties will receive in their Plan distributions on account of their prepetition claims.

In exchange for the Rights Offering Backstop Commitments (as defined in the BCA) and the other agreements and undertakings of the Commitment Parties, the Company Parties have agreed to pay or cause to be paid a non-refundable aggregate premium in an amount equal to $30 million in Premium Shares (as defined in the BCA) payable to the Commitment Parties (including any Replacing Commitment Party (as defined in the BCA), but excluding any Defaulting Commitment Party (as defined in the BCA)) or their respective designees, as applicable, based upon each such Commitment Party’s (or Replacing Commitment Party’s) respective Commitment Amounts (as defined in the BCA) at the time such payment is made (the “Commitment Premium”). The Commitment Premium shall be fully earned upon execution of the BCA, subject to entry of the BCA Approval Order (as defined in the BCA), at which point it shall be non-refundable and non-avoidable, and shall be paid by the Company Parties, free and clear of any withholding or deduction for any applicable Taxes (as defined in the BCA), on the Closing Date, regardless of the amount of Exit Term Loans (if any) are actually funded.

The BCA will be terminable by the Company Parties and/or the Requisite Commitment Parties (as defined in the BCA) upon certain customary events specified therein and will terminate automatically upon the termination of the RSA. Upon termination, the Company Parties shall pay the dollar amount of the Commitment Premium in cash to the Commitment Parties or their designees based upon their respective Commitment Amounts on the date of termination (subject to certain exceptions as set forth in the BCA).

The foregoing description of the proposed BCA is (i) subject in all respects to Bankruptcy Court approval in a form satisfactory to the Requisite Commitment Parties and (ii) only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the BCA, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

RingCentral Strategic Partnership

On February 14, 2023, OpCo and RingCentral entered into that certain Second Amended and Restated Framework Agreement (the “Second Amended and Restated Framework Agreement”) to extend and expand their global strategic partnership launched in 2019 to introduce Avaya Cloud Office by RingCentral (“ACO”) as OpCo’s exclusive UCaaS solution. Among other things, the Second Amended and Restated Framework Agreement, and the related partnership documents executed in connection therewith, contemplate (i) OpCo continuing to serve as the exclusive sales agent for ACO; (ii) OpCo’s expanded go-to-market constructs that will enable Avaya to directly sell ACO seats into its installed base; (iii) that Avaya will be compensated in cash as ACO seats are sold along with the elimination or modification of certain other financial obligations of Avaya under the original agreements; and (iv) OpCo’s agreement to purchase seats of ACO in the event certain volumes of ACO sales are not met. The Second Amended and Restated Framework Agreement has a multi-year term and may be earlier terminated under certain circumstances.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On February 14, 2023 (the “Petition Date”), the Company Parties commenced the Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Avaya Inc., et al.

The Company Parties will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Company Parties have filed with the Bankruptcy Court motions seeking orders granting a variety of “first day” relief, including, among other things, the authority to access cash collateral, pay employee wages and benefits, assume all customer agreements and pay amounts due under such agreements as they come due in the ordinary course, and pay vendors and suppliers in the ordinary course for all goods and services provided after the Petition Date.

The description of the RSA included in Item 1.01 is incorporated by reference herein.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated and, as applicable, increased certain obligations under the following debt instruments and agreements (the “Debt Instruments”):

•

Approximately $220.6 million in outstanding aggregate principal amount of the Company’s 2.25% convertible senior notes due 2023 issued pursuant to the Indenture, dated as of June 11, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee;

•

Approximately $1.0 billion in outstanding aggregate principal amount of Secured Notes issued pursuant to the Indenture, dated as of September 25, 2020, among OpCo, the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent;

•

Approximately $250 million in outstanding aggregate principal amount of Exchangeable Notes issued pursuant to the Indenture, dated as of July 12, 2022, by and among OpCo, the guarantors party thereto and Wilmington Trust, National Association, as trustee, exchange agent and notes collateral agent;

•

Approximately $95 million of outstanding borrowings, including letters of credit, under the ABL Credit Agreement, dated as of December 15, 2017 (as amended by Amendment No. 1, dated as of September 25, 2020), among the Company, OpCo, Avaya Canada Corp., Avaya UK, Avaya International Sales Limited, Avaya Deutschland GmbH, Avaya GmbH & Co. KG, Citibank, N.A. as collateral agent and administrative agent, the lending institutions from time to time party thereto and the lending institutions named therein as letters of credit issuers and swing line lenders (the “Prepetition ABL Credit Agreement”); and

•	Approximately $1.9 billion of outstanding borrowings under the Term Loan Credit Agreement.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest and certain other amounts (to the extent applicable) due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments against the Company Parties are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure.

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on February 14, 2023, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cleansing Material

In December 2022, and January and February 2023, the Company Parties executed confidentiality agreements with certain of the Consenting Stakeholders (collectively, the “Confidentiality Agreements”) to continue confidential discussions and negotiations concerning a potential transaction. Pursuant to the Confidentiality Agreements, the Company Parties provided such parties under the Confidentiality Agreements with certain confidential information and agreed that if certain conditions were met, the Company Parties would publicly disclose certain confidential information (collectively, the “Cleansing Materials”). As described above in Item 1.01, the Company Parties have entered into the Restructuring Support Agreement with the Consenting Stakeholders and as a result of the foregoing, the Cleansing Materials included as Exhibit 99.2 hereto are being furnished in satisfaction of the Company Parties’ public disclosure obligations under the Confidentiality Agreements.

Company Headquarters

On February 12, 2023, the Company determined that its corporate headquarters would be relocated from Raleigh-Durham, North Carolina to Morristown, New Jersey, effective as of February 10, 2023.

NYSE Delisting Notice

The Company expects to receive a notice from the NYSE that the Common Stock is no longer suitable for listing pursuant to NYSE Listed Company Manual Section 802.01D as a result of the Chapter 11 cases. If the Company receives such notice, the Company does not intend to appeal the NYSE’s determination and, therefore, it is expected that its Common Stock will be delisted. The delisting of the Common Stock would not affect the Company’s operations or business and does not presently change its reporting requirements under the rules of the SEC.

The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as explicitly set forth by specific reference in such a filing.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company Parties’ proposed claims and noticing agent, Kurtzman Carson Consultants LLC, at http://www.kccllc.net/avaya.

Cautionary Note Regarding the Company Parties’ Securities

The Company Parties caution that trading in their securities, including the Common Stock, during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company Parties’ securities may bear little or no relationship to the actual recovery, if any, by holders of the Company Parties’ securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Note Information Regarding Projections

The financial projections, prospective financial information and forecasts (collectively, the “Projections”) included in the Cleansing Materials were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the presentation and preparation of “prospective financial information.” The Company generally does not publicly disclose detailed prospective financial information. The Projections were prepared for the internal use of the Company and were provided pursuant to the Confidentiality Agreements for the limited purpose of providing information in connection with the Company’s discussions about one or more potential financings, refinancings, recapitalizations, reorganizations, restructurings or investment transactions involving the Company.

The Projections have been prepared by and are the responsibility of the Company’s management. The Projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. Neither the independent registered public accounting firm of the Company nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now consider, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same following the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The assumptions underlying the Projections have not been realized as of the date hereof. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day. Accordingly, the Company cannot provide any assurance that the Projections will be realized; actual future financial results will vary from such forward-looking information and may vary materially.

The above considerations should be taken into account in reviewing the Cleansing Materials, which were prepared as of an earlier date. See “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K and the exhibits hereto contain certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to any proposed debtor-in-possession financing; the ability of the Company to negotiate, develop, confirm and successfully consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process, DIP Facilities, or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements (including finalization of the Company’s impairment tests), completion of standard annual and quarterly-close processes; risks relating to the delisting of the Common Stock from the NYSE and future quotation of the Company’s common stock; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement, including the Projections, as a result of new information, future events or otherwise, except as otherwise required by law.

Use of Non-GAAP (Adjusted) Financial Measures

The information furnished in the Cleansing Materials includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Non-GAAP revenue is defined as GAAP revenue adjusted for the impact of fresh start accounting adjustments. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in Avaya Holdings’ SEC filings. The Company believes that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in the Company’s credit agreements. In addition, the Company believes adjusted EBITDA provides more comparability between its historical results and results that reflect purchase accounting and the Company’s current capital structure. The Company also presents adjusted EBITDA because the Company believes analysts and investors utilize these measures in analyzing its results. Adjusted EBITDA measures the Company’s financial performance based on operational factors that management can impact in the short-term, such as the Company’s pricing strategies, volume, costs and expenses of the organization, and it presents the Company’s financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, the Company’s formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

The Company does not provide a forward-looking reconciliation of certain forward-looking, non-GAAP metrics as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. The Company presents constant currency information to provide a framework to assess how the Company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. The Company presents constant currency information to provide a framework to assess how the Company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1*	Restructuring Support Agreement

10.2*	Backstop Commitment Agreement

99.1	Press Release, dated February 14, 2023, entitled “Avaya Takes Action to Accelerate Transformation and Fortify Capital Structure”

99.2	Cleansing Material

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.

Date: February 14, 2023	By:	/s/ Rebecca A. Roof
	Name:	Rebecca A. Roof
	Title:	Interim Chief Financial Officer